EXHIBIT 4.4

CLASS B WARRANT	VOID AFTER 5 P.M. PACIFIC TIME ON , 2015	CLASS B WARRANT

CLASS B WARRANTS TO PURCHASE COMMON STOCK

NUMBER SWB-		WARRANTS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 785135 12 0 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

or registered assigns is the registered holder of

the number of Class B Warrants (“Warrants”) set forth above. Each Warrant entitles the holder thereof to purchase from S&W Seed Company, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement between the Company and Transfer Online, Inc. dated                       , 2010 (the “Warrant Agreement”), at any time on or after                        , 2010 and before the close of business on                         , 2015 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located in Portland, Oregon of Transfer Online, Inc., Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $     . The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. The Company may, in its sole discretion, (i) extend the Exercise Period and delay the Expiration Date by providing not less than 10 days’ prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date for a period of not less than 20 days. Provided a current and effective registration statement is available to cover the exercise of the Warrants, the Company may redeem any or all outstanding and unexercised Warrants by giving not less than 30 days prior notice at any time after the date on which the closing price of the Common Stock on the principal exchange or trading facility on which it is traded has equaled or exceeded $     on each of five consecutive trading days. The Redemption Price (as defined in the Warrant Agreement) is $0.25 per Warrant. All Warrants not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at S&W Seed Company, P.O. Box 235, Five Points, California 93624, Attention: President.

The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor as provided in the Warrant Agreement.

The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

This Warrant Certificate, with or without other certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)           this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED: TRANSFER ONLINE, INC.
PRESIDENT
[SEAL]
By:

AUTHORIZED SIGNATURE		SECRETARY

S&W SEED COMPANY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

			UNIF TRF MIN ACT—		Custodian (until age )
				(Cust)		(Minor)
under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FORM OF EXERCISE

(To be signed upon exercise of a Class B Warrant)

To:          S&W Seed Company

The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of S&W Seed Company (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $                  .

Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED,                                                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Class B Warrants represented by the within Warrant Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________ attorney to transfer this Warrant Certificate on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.